UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2021

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Second Floor, Washington House
16 Church Street
Hamilton, HM 11, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 1, 2022 (the “Merger Effective Date”), Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.), a Delaware corporation (“AAM”), and Athene Holding Ltd., a Bermuda exempted company (“AHL” or the “Company”), completed the previously announced merger transactions pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021 (the “Merger Agreement”), by and among AAM, AHL, Apollo Global Management, Inc. (f/k/a Tango Holdings, Inc.), a Delaware corporation (“AGM”), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of AGM (“AHL Merger Sub”), and Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AGM (“AAM Merger Sub”). Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date (the “AAM Merger Effective Time”), AAM Merger Sub merged with and into AAM (the “AAM Merger”), with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date (the “AHL Merger Effective Time”), AHL Merger Sub merged with and into AHL (the “AHL Merger” and, together with the AAM Merger, the “Mergers”), with AHL continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and AHL became direct subsidiaries of AGM.

Item 1.01.    Entry into a Material Definitive Agreement.

ACRA Restructuring

On December 31, 2021, Athene Life Re Ltd. (“ALRe”), a subsidiary of the Company, through its subsidiary Athene Asset LP (“AALP”), and each of the funds managed by affiliates of AGM collectively referred to as the Apollo/Athene Dedicated Investment Program (“ADIP”) contributed all of their shares of Athene Co-Invest Reinsurance Affiliate 1A Ltd., a subsidiary of the Company (“ACRA 1A”), to Athene Co-Invest Reinsurance Affiliate Holding Ltd., a newly-formed subsidiary of the Company (“ACRA HoldCo”), in exchange for an equal number of shares of ACRA HoldCo (the “ACRA Restructuring”). Prior to the consummation of the ACRA Restructuring, ALRe (indirectly through AALP) held 36.55% of the economic interests and 100% of the voting interests of ACRA 1A, and the remaining 63.45% of the economic interests in ACRA 1A were held by ADIP. As a result of the ACRA Restructuring, ACRA 1A became a wholly owned subsidiary of ACRA HoldCo, ALRe (indirectly through AALP) holds 36.55% of the economic interests and 100% of the voting interests of ACRA HoldCo, and the remaining 63.45% of the economic interests in ACRA HoldCo are held by ADIP.

ACRA HoldCo’s board of directors will at all times consist of the same members as the board of directors of ACRA 1A.

In connection with the ACRA Restructuring, on December 31, 2021, (i) ALRe entered into that certain Amended and Restated Master Framework Agreement (the “Amended and Restated Master Framework Agreement”) with ACRA 1A, which primarily includes changes to reflect the ACRA Restructuring and resulting changes in ACRA 1A’s ownership structure, as well as changes to reflect that the Company is a direct subsidiary of AGM following completion of the Mergers, and (ii) ALRe and AALP entered into that certain Amended and Restated Shareholders Agreement (the “Amended and Restated ACRA Shareholders Agreement”) with ACRA 1A, ACRA HoldCo and ADIP, which primarily includes changes to reflect the ACRA Restructuring and resulting changes in ownership structure of ACRA 1A, as well as changes to reflect that the Company is a direct subsidiary of AGM following completion of the Mergers, and to provide for the governance structure at ACRA HoldCo, which is substantially similar to the governance structure of ACRA 1A.

The foregoing descriptions of the Amended and Restated Master Framework Agreement and the Amended and Restated ACRA Shareholders Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which will each be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On December 31, 2021, the Board of Directors of the Company agreed to dismiss, following the completion of the 2021 audited financial accounts, PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 in order to engage Deloitte & Touche LLP (“Deloitte”), which serves as AGM’s independent registered public accounting firm. PwC will continue as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

The reports of PwC on the Company’s financial statements for each of the two fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through December 31, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through December 31, 2021, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the disclosures contained in this Current Report on Form 8-K and requested PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated January 3, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On December 31, 2021, the Board of Directors of the Company approved a resolution appointing Deloitte as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to the approval of the Company’s shareholders. The engagement of Deloitte is subject to Deloitte’s client acceptance procedures and execution of an engagement letter.

During the fiscal years ended December 31, 2021 and 2020, the Company did not, nor did anyone on the Company’s behalf, consult with Deloitte regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.    Changes in Control of Registrant.

As a result of the merger, AHL is now a direct subsidiary of AGM. Following the completion of the Mergers and the Apollo restructuring, the AGM Shares are held by the former holders of AAM Shares, AHL Shares and Apollo Operating Group units (other than those held indirectly by AAM and AHL).

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fourteenth Amended and Restated Bye-laws

On January 1, 2022, in connection with the completion of the Mergers, the Company amended and restated its bye-laws by adopting the Fourteenth Amended and Restated Bye-laws of the Company (the “Fourteenth Amended and Restated Bye-laws”) to reflect the completion of the Mergers and resulting changes to the Company’s governance. Changes in the Fourteenth Amended and Restated Bye-laws include, but are not limited to, the following:

•Eliminating the voting cutback that was applicable to persons who owned, or are treated as owning, Class A Common Shares that represent more than 9.9% of the total voting power of the Company and related provisions;
•Eliminating tax restrictions that applied to holders of equity securities of the Company other than the Apollo Group; and
•Changes to the Company’s governance and voting provisions as a result of the Company becoming a direct subsidiary of AGM as a result of the Mergers, including changes to its shareholder meetings and voting procedures.

The Fourteenth Amended and Restated Bye-laws became effective on the Merger Effective Date upon closing of the AHL Merger and the approval of the Company’s post-merger shareholders. The foregoing description of the Fourteenth Amended and Restated Bye-laws does not purport to be complete and is qualified in its entirety by reference to the Fourteenth Amended and Restated Bye-laws filed as Exhibit 3.2 to this Current Report and incorporated by reference into this Item 5.03.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 5.03.

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the completion of the Mergers, on January 1, 2022, the Board adopted a new Code of Business Conduct and Ethics applicable to all employees, officers, and directors of the Company. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available in the Investors section of the Company’s website at https://ir.athene.com/.

Item 8.01.    Other Events.

1. Press Release

On January 3, 2022, AGM issued a press release in connection with the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

2. Dividend

On December 31, 2021, the Board of Directors of the Company declared a cash dividend of $750 million payable to holders of the Company’s Class A Common Shares, with a record date and payment date following the completion of the Mergers.

3. Retrocession of Retail Business to ACRA

Effective as of January 1, 2022, a quota share of certain of the Company’s retail annuity business will be retroceded to a subsidiary of ACRA 1A.

4. Warrant Amendment

    On December 28, 2021, the Company amended the Outstanding Warrants for the Purchase of Class A Common Shares, par value $0.001 per share, of the Company that were issued by the Company as of the AHL Effective Time (as defined in the Merger Agreement) (the “Warrants”) to provide that the Warrants shall, automatically and without any further action on the part of the holders of such Warrants, be deemed to have been contributed to AGM in exchange for the issuance by AGM of the number of shares of AGM common stock, par value $0.00001 per share, equal to the fair value of the Warrants as of immediately prior to the effective time of the closing under the Merger Agreement, in accordance with the methodology approved by the special committee comprised of certain members of the Board of Directors of the Company formed in connection with the Merger Agreement utilizing the Black-Scholes Option Pricing Model. The aggregate number of shares of AGM common stock being exchanged for the Warrants is expected to be approximately 7.75 million shares.

Item 9.01.    Financial Statements and Exhibits.
(d)        Exhibits.

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of March 8, 2021, by and among Apollo Global Management, Inc., Athene Holding Ltd., Tango Holdings, Inc., Blue Merger Sub, Ltd., and Green Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Athene Holding Ltd.’s Form 8-K filed on March 8, 2021)

3.2	Fourteenth Amended and Restated Bye-laws of Athene Holding Ltd.

16.1	Letter to the SEC from PricewaterhouseCoopers LLP, dated January 3, 2022

99.1	Press Release of Athene Holding Ltd., dated January 3, 2022 (furnished and not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	January 3, 2022	/s/ John L. Golden
John L. Golden
Executive Vice President and General Counsel